SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: August 18, 2006
FIRST FINANCIAL BANCORP.
(Exact name of registrant as specified in its charter)

Ohio	0-12379	31-1042001
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 High Street Hamilton, Ohio		45011
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (513) 867-5447
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K	First Financial Bancorp.
Item 8.01 Other Events.
At the close of business on August 18, 2006, First Financial Bancorp’s wholly-owned subsidiary, First Financial Bank N.A., completed the sale of ten offices in three separate transactions to MainSource Bank, a subsidiary of MainSource Financial Group, Inc.; Chemical Bank, a subsidiary of Chemical Financial Corporation; and Mutual Federal Savings Bank, a subsidiary of MutualFirst Financial, Inc.
Total deposits of approximately $109 million were assumed and total loans of approximately $102 million were sold for a combined gain of approximately $12.6 million or $0.21 per share.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL BANCORP.

By:	/s/ J. Franklin Hall

J. Franklin Hall Senior Vice President and Chief Financial Officer
Date: August 21, 2006